EXHIBIT 32.1

FIRST HARTFORD CORPORATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Hartford Corporation (the “Company”) on Form 10-K for the year ended April 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned herby certifies in his capacity as an officer of First Hartford Corporation, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                        /s/ Neil H. Ellis

Neil H. Ellis

Chairman of the Board, and Chief Executive Officer

Date: July 31, 2017

                        /s/ Eric J. Harrington

Eric J. Harrington

Treasurer, and Chief Financial Officer

Date: July 31, 2017

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the small business issuer specifically incorporates it by reference.